EXHIBIT 99.1

CINEDIGM ANNOUNCES FISCAL 2012 THIRD QUARTER FINANCIAL RESULTS
Overall Revenues Up 23%; Adjusted EBITDA In Non-Deployment Businesses Up 370%

Morristown, NJ and Woodland Hills, CA, February 9, 2012 – Cinedigm Digital Cinema Corp. (NASDAQ: CIDM), the global leader in the digital cinema industry, today announced financial results for the fiscal third quarter ended December 31, 2011.

Third Quarter 2012 Highlights

•	Revenues of $19.8 million, an increase of 23% from the prior year period
•	Consolidated Adjusted EBITDA, including Phase 1 and 2 digital deployments, totaled $14.3 million, an increase of 11.1% from prior year results of $12.8 million
•	Excluding Phase 1 and 2 digital deployments, Adjusted EBITDA totaled $1.4 million, a 370% increase over the prior year results of $0.3 million
•	Installed 768 new digital screens, representing the second highest installation quarter in Company history

In total, the Company has signed 10,201 digital screen conversion contracts, including 8,977 installations with 191 different exhibitors.

Third Quarter Operating Results

Revenues from continuing operations for the third quarter of 2012 were $19.8 million, a 23.0% increase from $16.1 million in the third quarter a year ago. The increase in revenues was primarily the result of a $2.8 million increase from the Company’s Services unit due to service fees generated by the larger Phase 2 installed screen base and increased software license and maintenance fees as well as a $0.4 million increase from the Company’s Content and Entertainment unit, which were partially offset by a decline of $0.4 million in revenues from the Company’s Phase 1 and Phase 2 deployments as screen turns declined modestly with fewer wide releases this holiday season than last year.

Adjusted EBITDA (1) from continuing operations totaled $14.3 million in the third quarter, an increase of 11.1% from $12.8 million in the year-ago period. Excluding the Company’s deployment business, Adjusted EBITDA from continuing operations totaled $1.4 million, an increase of 370% from $0.3 million a year ago. Adjusted EBITDA from non-deployment businesses included charges and restructuring expenses of approximately $0.33 million. These expenses have since been eliminated as of December 31, 2011 through the Company’s restructuring. Results for the current quarter and previous quarters have been restated in Cinedigm’s financial statements to reflect the sale of UniqueScreen Media to Screenvision, LLC on September 1, 2011 and the sale of the Digital Media Services unit to Technicolor on November 10, 2011 as discontinued operations.

Consolidated net loss was $(10.7) million, or ($0.28) per share, compared to a consolidated net loss of $(4.2) million, or ($0.13) per share, a year ago. It should be noted for comparison purposes that the U.S. GAAP net loss for the third quarter of 2012 includes approximately $8.1 million in various non-cash and one-time charges related to the sale of assets to Technicolor, restructuring charges, discontinued operations and equity-method accounting. Excluding these non-cash and one-time items, non-GAAP adjusted net loss on a pro-forma basis was $(2.7) million, or $(0.07) per share, essentially unchanged from a year ago.

“In just one year’s time, we have transformed Cinedigm to more aggressively monetize the worldwide digital cinema explosion. We are very pleased that our strong third quarter operational results and financial performance reflect the progress we’ve made,” said Cinedigm Chairman and Chief Executive Officer, Chris McGurk. “In the last six months, we have sold non-core businesses in order to focus more keenly on our three core businesses of digital deployment servicing, software and content distribution – all businesses in which we are a market leader.  In addition, our recently announced joint venture with New Video Group to distribute independent films both theatrically and in the downstream markets, with focus on digital distribution into the home as well as theatres, is an important next step in the growth of our content distribution business. We also continue to evaluate potential accretive acquisition opportunities that have the potential to accelerate our overall growth plans, as we believe the right acquisitions could be important drivers of shareholder value.”

“Our third quarter results mark the second-highest quarterly non-deployment EBITDA ever for Cinedigm - following only our record results in Q2,” said Adam Mizel, the Company’s Chief Operating Officer and Chief Financial Officer. “In fact, non-deployment Adjusted EBITDA was $1.4 million  -- despite nearly $331,000 of charges and expenses that have since been eliminated in our restructuring. Additionally, we are pleased that our non-deployment Adjusted EBITDA has seen a nearly $5.9 million swing in the first nine months of Fiscal 2012 as compared to the first nine months of Fiscal 2011, from a loss of $350,000 to earnings of over $5.5 million. This significant improvement demonstrates the dramatic transformation at Cinedigm.”

Nine Month Operating Results

For the first nine months of fiscal 2012, revenues from continuing operations increased 37.0% to $58.9 million as compared to $43.1 million for the same period one year earlier. Adjusted EBITDA (1) from continuing operations year-to-date is $44.8 million, which is a 33% increase from $33.7 million in the first nine months of the prior year. The consolidated net loss of $(17.5) million or ($0.48) per share for the first nine months of the fiscal year compares to a consolidated net loss of $(22.3) million or ($0.72) per share in the comparable prior year period. It should be noted for comparison purposes that the GAAP net loss for the first three quarters of Fiscal 2012 includes approximately $10.0 million in various non-cash and charges related to the sale of assets to Technicolor, restructuring charges, discontinued operations and equity-method accounting. Excluding these non-cash and transactional items, non-GAAP adjusted net loss on a pro-forma basis was $(7.5) million, or $(0.19) per share, compared to $(15.8) million, or $(0.50) per share a year ago.

Recent Events

In January 2012, 15 Brazilian exhibitors signed a letter of intent naming Beyond All, LLC as their integrator of Virtual Print Fee ("VPF") negotiations with major Hollywood studios and independent distributors in Brazil, expediting the digital cinema roll-out in Brazil. Beyond All, LLC has partnered with Cinedigm for technical services.

Also in January, the Independent Cinemas Association of Australia named Cinedigm as the digital cinema integrator for independent cinemas in Australia and New Zealand. The exhibitors have made a significant commitment toward advancing digital rollouts and will benefit from the incentive provided by the studios through VPF payments.

On January 23, 2012 Cinedigm Entertainment Group entered into a partnership with leading entertainment distributor New Video Group that will bring more independent films into theaters nationwide and create a unique alternative for independent filmmakers. Cinedigm and New Video will acquire and distribute independent films theatrically in North America, followed by releases across cable, VOD, digital and DVD/Blu-ray.

Most recently, on February 4, 2012, the Ultimate Fighting Championship®, in conjunction with Cinedigm and NCM Fathom, hosted the first-ever of four live, 3-D broadcasts of a UFC Pay-Per-View event in theaters.

(1) Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation, allocated costs attributable to discontinued operations and non-recurring items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to

U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

CONFERENCE CALL

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EST on February 9, 2012. The conference call can be accessed by dialing (877) 754-5303 or for international callers by dialing (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. The conference call will also be webcast simultaneously and will be accessible at http://investor.cinedigm.com/events.cfm.

A replay of the call will be available after 5:30 p.m. EST on February 9, 2012 at (855) 859-2056 or (404) 537-3406, conference ID 43373133. The replay will be accessible through 11:59 p.m. EST on February 16, 2012.

About Cinedigm

Cinedigm offers a new business model to exhibitors by enabling digital theatres to present engaging alternative programming including live 2D and 3D sporting events and concerts, shorts, cartoons, live Q&A's, as well as branded entertainment.  Recent releases by Cinedigm include the groundbreaking, LIVE 3D broadcast of The Foo Fighters performance, the worldwide LIVE 3D broadcast of the FIFA World Cup Championship, the BCS Championship in LIVE 3D, the Dave Matthews Band 3D concerts, the sold out 3D PHISH concerts and a variety of independent films. Cinedigm also provides a number of powerful software applications that enable exhibitors to enhance and streamline their daily operations.  Additionally, Cinedigm offers precision marketing tools to dramatically increase exhibitor marketing effectiveness, including social media initiatives, targeted advertising and strategic public relations.  Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp. www.cinedigm.com [CIDM-G]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:

Cinedigm Public Relations:
Maggie Begley
MBC maggie@mbcprinc.com
Office: 310.301.1785
Mobile: 310.749.3055

Cinedigm Investor Relations:
Addo Communications
Andrew Blazier
andrewb@addocommunications.com

Kimberly Esterkin
kimberlye@addocommunications.com
Office: 310.829.5400

# # #

Cinedigm Digital Corp.
Condensed Consolidated Statement of Operations
(In thousands, expect for per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2011	2010	2011	2010
Revenues	$19,793	$16,087	$58,862	$43,078
Costs and Expenses:
Direct operating (exclusive of depreciation and amortization shown below)	2,104	861	5,394	3,037
Selling, general and administrative	4,303	2,787	11,784	8,666
Provision for doubtful accounts	-	4	-	142
Research and development	72	77	162	215
Restructuring and transition expenses	832	-	832	1,226
Depreciation and amortization of property and equipment	8,996	8,127	26,719	23,299
Amortization of intangible assets	84	83	253	250
Total operating expenses	16,391	11,939	45,144	36,835
Income from operations	3,402	4,148	13,718	6,243
Interest income	21	34	96	140
Interest expense	(7,603)	(6,799)	(22,543)	(20,260)
Loss on extinguishment of note payable	-	-	-	(4,448)
Other income (expense), net	(168)	(100)	263	(392)
Change in fair value of interest rate swaps	597	318	29	(1,127)
Change in fair value of warrant liability	-	-	-	3,142
Net loss from continuing operations	(3,751)	(2,399)	(8,437)	(16,702)
Loss from discontinued operations	(6,889)	(1,681)	(8,826)	(5,272)
Net loss	(10,640)	(4,080)	(17,263)	(21,974)
Preferred stock dividends	(89)	(100)	(267)	(305)
Net loss attributable to common stockholders	$(10,729)	$(4,180)	$(17,530)	$(22,279)
Net loss per Class A and Class B common share - basic and diluted
Loss from continuing operations	$(0.10)	$(0.08)	$(0.23)	$(0.55)
Loss from discontinued operations	(0.18)	(0.05)	(0.25)	(0.17)
	$(0.28)	$(0.13)	$(0.48)	$(0.72)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	37,620,287	31,330,641	35,800,878	30,352,078

Cinedigm Digital Corp.
Condensed Consolidated Balance Sheet
(In thousands, expect for per share data)
(Unaudited)

	December 31, 2011	March 31, 2011
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$16,614	$10,748
Restricted available-for-sale investments	9,475	6,480
Accounts receivable, net	24,918	13,103
Deferred costs, current portion	2,110	2,043
Unbilled revenue, current portion	8,239	6,562
Prepaid and other current assets	1,130	962
Note receivable, current portion	381	438
Assets held for sale	200	25,170
Total current assets	63,067	65,506
Restricted cash	5,753	5,751
Security deposits	218	178
Property and equipment, net	210,285	216,562
Intangible assets, net	495	697
Capitalized software costs, net	4,863	3,362
Goodwill	5,765	5,765
Deferred costs, net of current portion	5,159	7,537
Unbilled revenue, net of current portion	661	834
Note receivable, net of current portion	679	1,296
Net investment in non-consolidated entity	1,657	-
Total assets	$298,602	$307,488

Cinedigm Digital Corp.
Condensed Consolidated Balance Sheet
(In thousands, expect for per share data)
(Unaudited)
	December 31, 2011	March 31, 2011
LIABILITIES AND STOCKHOLDERS’ EQUITY	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$17,496	$7,625
Current portion of notes payable, non- recourse	32,283	28,483
Current portion of capital leases	172	13
Current portion of deferred revenue	3,253	3,060
Current portion of customer security deposits	49	48
Liabilities as part of held for sale assets	-	12,564
Total current liabilities	53,253	51,793
Notes payable, non-recourse, net of current portion	147,440	164,071
Notes payable, net of current portion	85,005	78,169
Capital leases, net of current portion	5,296	-
Interest rate swaps	1,943	1,971
Deferred revenue, net of current portion	12,144	9,688
Customer security deposits, net of current portion	8	9
Total liabilities	305,089	305,701
Commitments and contingencies (see Note 8)
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at December 31, 2011 and March 31, 2011, respectively. Liquidation preference $3,559	3,330	3,250
Class A common stock, $0.001par value per share; 75,000,000shares authorized; 37,644,106 and 32,320,287 shares issued and 37,592,666 and 32,268,847 shares outstanding at December 31, 2011 and March 31, 2011, respectively	38	32
Class B common stock, $0.001 par value per share;15,000,000 shares authorized; 25,000 shares issued and outstanding, at September 30, 2011 and March 31, 2011, respectively	-	-
Additional paid-in capital	205,498	196,420
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(215,181)	(197,648)
Accumulated other comprehensive loss	-	(95)
Total stockholders’ equity	(6,487)	1,787
Total liabilities and stockholders’ equity	$298,602	$307,488

Cinedigm Digital Corp.
Adjusted EBITDA (as defined)
Reconciliation GAAP Net Loss from Continuing Operations
(In Thousands)
(Unaudited)

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:
	For the Three Months Ended December 31,
($ in thousands)	2011	2010
Net loss from continuing operations	$(3,751)	$(2,399)
Add Back:
Amortization of software development	130	18
Depreciation and amortization of property and equipment	8,996	8,127
Amortization of intangible assets	84	83
Interest income	(21)	(34)
Interest expense	7,603	6,799
Loss on extinguishment of note payable	-	-
Other expense, net	168	100
Change in fair value of interest rate swap	(597)	(318)
Change in fair value of warrants	-	-
Stock-based expenses	142	-
Stock-based compensation	561	285
Allocated costs attributable to discontinued operations	119	174
Restructuring and transition expenses	832	-
Adjusted EBITDA	$14,266	$12,835

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(8,820)	(8,076)
Amortization of intangible assets	(12)	(12)
Income from operations	(4,275)	(5,716)
Intersegment services fees earned (1)	245	1,268
Adjusted EBITDA from non-deployment Phase I and Phase II businesses	$1,404	$299

Cinedigm Digital Corp.
Adjusted EBITDA (as defined)
Reconciliation GAAP Net Loss from Continuing Operations
(In Thousands)
(Unaudited)

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Nine Months Ended December 31,
($ in thousands)	2011	2010
Net loss from continuing operations	$(8,437)	$(16,702)
Add Back:
Amortization of software development	494	390
Depreciation and amortization of property and equipment	26,719	23,299
Amortization of intangible assets	253	250
Interest income	(96)	(140)
Interest expense	22,543	20,260
Loss on extinguishment of note payable	-	4,448
Other expense, net	(263)	392
Change in fair value of interest rate swap	(29)	1,127
Change in fair value of warrants	-	(3,142)
Stock-based expenses	704	104
Stock-based compensation	1,479	1,579
Allocated costs attributable to discontinued operations	623	656
Restructuring and transition expenses	832	1,226
Adjusted EBITDA	$44,822	$33,748

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(26,330)	(23,137)
Amortization of intangible assets	(39)	(35)
Income from operations	(16,312)	(14,485)
Intersegment services fees earned (1)	3,323	3,560
Adjusted EBITDA from non-deployment Phase I and Phase II businesses	$5,464	$(350)